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                                                                   EXHIBIT 99

PROXY                                                                   PROXY


                                GCS SERVICE, INC.
                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR THE SPECIAL MEETING OF STOCKHOLDERS - _______, 1998

     The undersigned appoints Wesley B. Tyler as proxy, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of GCS Service, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the special meeting of stockholders thereof to be held on ______, 1998, or at any adjournment thereof.

     Unless otherwise marked, this proxy will be voted FOR the approval and adoption of the Agreement and Plan of Merger and FOR the approval and ratification of the appointment of Wesley B. Tyler as Stockholder
Representative.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                    (Continued and to be signed on reverse side.)

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                                  GCS SERVICE, INC.
        PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


1.  Approve and adopt the Agreement and             For   Against   Abstain
    Plan of Merger, dated as of May 12, 1998        / /     / /       / /

2.  Approve and Ratify GCS' appointment of
    Wesley B. Tyler as the Stockholder
    Representative

                                                   Yes
3.  Do you plan to attend the Special Meeting?     / /

4. In their discretion upon the transaction of such other business as may properly come before the meeting.



The undersigned acknowledges receipt of the Notice of Special Meeting os Shareholders and of the Proxy Statement.


               Dated:_____________, 1998

Signature(s)__________________________

___________________________________
PLEASE SIGN EXACTLY AS YOUR NAME
APPEARS.  JOINT OWNERS SHOULD EACH
SIGN PERSONALLY.  WHERE APPLICABLE,
INDICATE YOUR OFFICIAL POSITION OR
REPRESENTATION CAPACITY.

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